Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3ASR

(Form Type)

Fidelity National Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	FNF Common Stock, $0.0001 par value per share	415(a)(6)	6,754,567(2)(3)		$197,908,813.10(2)			S-3 ASR	333-238860	June 1, 2020	$25,688.56(2)
	Total Offering Amounts					197,908,813.10		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	All the shares of common stock being registered hereby are offered for the account of certain selling stockholders.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), 6,754,567 shares of our common stock registered hereunder are unsold securities previously registered on Registration Statement No. 333-238860 filed on June 1, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $25,688.56 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	Includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.